REFERENCE 4.1 SUBSCRIPTION AGREEMENT

INNERSPACE CORPORATION
SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for common shares, by the delivery of a check payable to INNERSPACE CORPORATION subscribes for the purchase of the number of common shares indicated below of INNERSPACE CORPORATION at a purchase of $1.00 per Share as set forth in the prospectus.

By making the payment, the named Investor further acknowledges receipt of the prospectus and the Subscription Agreement, the terms of which govern the investment in the common shares being subscribed for.

A. INVESTMENT:

(1) Number of shares __________
(2) Total Contribution ($1.00/share) $___________
Date of Investor's check_____________

B. REGISTRATION:

(3) Registered owner:_____________________________
Co-Owner: ____________________________
(4) Mailing address: _____________________________
City, State & zip: ____________________________
(5) Residence Address (if different from above):

_____________________________
_____________________________
(6) Birth Date: ___________/___________/____________
(7) Employee or Affiliate: Yes__________No___________
(8) Social Security: #:_____________/_____________/__________
U.S. Citizen [ ] Other [ ]
Co-Owner Social Security:
#:_________________/_____________/_______________
U.S. Citizen [ ] Other [ ]

Corporate or Custodial:

Taxpayer ID #: ____________/___________/____________
U.S. Citizen [ ] Other [ ]

(9) Telephone (H) ( ) ______________________

C. OWNERSHIP [ ] Individual Ownership [ ] IRA or Keogh
[ ] Joint Tenants with Rights of Survivorship
[ ] Trust/Date Trust Established_______________
[ ] Pension/Trust (S.E.P.)
[ ] Tenants in Common [ ] Tenants by the Entirety
[ ] Corporate Ownership [ ] Partnership
[ ]Other_____________________

D. SIGNATURES:

Registered Owner:_____________________________
Co-Owner:____________________________________

Print Name of Custodian or Trustee:______________________________________
Authorized Signature:___________________________

Date:_____________________
Witness ______________________________
Signature_____________________________________

MAIL TO:

INNERSPACE CORPORATION
1010 Huntcliff, Suite 1350
Atlanta, Georgia 30350
Telephone (770)-587-6312
Facsimile (770)-518-2428

OFFICE USE ONLY:
Date Received:__________________________________
Date Accepted/Rejected_________________________________________
Subscriber's Check Amount:_______________________
Check No.___________________
Date Check ________________
Deposited________________________________
MR #________________